PROMISSORY NOTE


$485,446.00                                             Costa  Mesa,  CA
                                                        June  27,  2001


FOR VALUE RECEIVED, the undersigned, e-NET FINANCIAL.COM CORPORATION, a Nevada corporation, promises to pay to AMRES HOLDING LLC, a Nevada corporation, or order, the principal sum of Four Hundred Eighty-Five Thousand Four Hundred
Forty-Six and no/100 dollars ($485,446.00), together with interest on the outstanding balance of such principal sum computed at the rate of ten percent (10%) per annum from date hereof.

The entire principal balance, together with accrued interest, shall be due and payable, in full, on December 15, 2002.

There shall be no penalty for prepayment of principal at any time following the date hereof.

If this Note is not paid in full when it becomes due, Maker agrees to pay all costs and expenses of collection, including reasonable attorney's fees.

e-NET  FINANCIAL.COM  CORPORATION



By: /s/ Scott Presta
----------------------------
    Scott  Presta,  Director